EXHIBIT 5.1


                                   LAW OFFICES
                                       OF
                               MICHAEL L. CORRIGAN
                                7770 Regents Road
                                  Suite 113-401
                     TELEPHONE (858) 362-1440 San Diego, CA
                         92122 FACSIMILE (858) 362-1441


                                  June 1, 2004

Superclick, Inc.
23332 Mill Creek Drive, Suite 230
Laguna Hills, California 92653

Ladies and Gentlemen:

We have acted as counsel for Superclick, Inc., a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission(the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 4,798,106 shares (the "Shares") of the Company's common stock, $.0006 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b) (5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

LAW OFFICES OF MICHAEL L. CORRIGAN


/s/ Michael L. Corrigan
-----------------------
Michael L. Corrigan